UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

 DATE OF REPORT (Date of earliest event reported): September 5, 2024
MUELLER WATER PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32892	20-3547095
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1200 Abernathy Road N.E.
Suite 1200
Atlanta, Georgia 30328
(Address of Principal Executive Offices)
(770) 206-4200
(Registrant’s telephone number, including area code)
Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MWA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 5, 2024, Mueller Water Products, Inc. (the “Company”) entered into a letter agreement (the “Letter Agreement”) with Steven S. Heinrichs, the Company’s Chief Financial Officer and Chief Legal and Compliance Officer, pursuant to which Mr. Heinrichs will transition from his position as Chief Financial Officer and Chief Legal and Compliance Officer of the Company to the position of Senior Advisor to the Company on or about December 31, 2024. Under the Letter Agreement, this transition will occur on the date the Company provides Mr. Heinrichs with a written notice of transition, which date shall not be prior to December 31, 2024 and no later than March 1, 2025 (unless otherwise determined by the parties) (the “Transition Date”), with Mr. Heinrichs serving as a Senior Advisor from the Transition Date through September 30, 2025 (the “Transition Period” and the date on which Mr. Heinrichs’ service as a Senior Advisor to the Company terminates, the “Termination Date”).
Pursuant to the Letter Agreement, prior to the Transition Date, Mr. Heinrichs will continue to receive the same compensation and benefits provided for under his Employment Agreement, dated July 18, 2018, and his Executive Change-in-Control Severance Agreement, dated September 30, 2019, including Mr. Heinrichs’ 2024 annual bonus (subject to the terms thereof) and equity awards previously granted to him under the Company’s Second Amended and Restated 2006 Stock Incentive Plan. He will not be eligible for any additional equity awards for the fiscal year commencing October 1, 2024. While serving as a Senior Advisor, Mr. Heinrichs will be paid a monthly consulting fee of $5,000.
As of the Transition Date, and subject to Mr. Heinrichs’ execution, and non-revocation of, a waiver and release of claims, the Letter Agreement provides for, among others, the following payments and benefits: (i) a cash payment equal to $1,443,750, payable in a lump-sum amount; (ii) a prorated annual bonus for the fiscal year in which the Transition Date occurs, determined based on actual performance and paid at the time bonuses are paid to other executives of the Company; (iii) continued medical and dental coverage for up to 30 months following the Transition Date, subject to certain requirements, including payment of the premiums; (iv) continued group life insurance coverage for 18 months following the Transition Date; (v) continued disability coverage for 18 months following the Transition Date, subject to certain requirements, including payment of the premiums; and (vi) reasonable and documented expenses related to outplacement services not to exceed $50,000.
The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.
Item 7.01.    Regulation FD Disclosure.
On September 5, 2024, the Company issued a press release announcing Mr. Heinrichs’ transition from his position as Chief Financial Officer and Chief Legal and Compliance Officer. The press release, furnished as Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

10.1	Letter Agreement, dated September 5, 2024
99.1	Press Release, dated September 5, 2024
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Mueller Water Products, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 5, 2024	MUELLER WATER PRODUCTS, INC.

	By:	/s/ Chason A. Carroll
Chason A. Carroll
Senior Vice President, General Counsel and Corporate Secretary